Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL
for
NEWELL RUBBERMAID INC.
OFFER TO EXCHANGE
Common Stock of
Newell Rubbermaid Inc.
for
Any and all of its Outstanding 5.50% Convertible Senior Notes Due 2014
(CUSIP NO. 651229 AH9)
Pursuant to, and subject to the terms and conditions described in, the Offer to Exchange, dated August 17, 2010

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 14, 2010 (AS SUCH DATE MAY BE EXTENDED OR EARLIER TERMINATED, THE EXPIRATION DATE).

The exchange agent for the exchange offer is:

GLOBAL BONDHOLDER SERVICES CORPORATION
65 Broadway — Suite 404
New York, New York 10006
Toll Free: (866) 937-2200

Delivery of this letter of transmittal (as it may be amended or supplemented) to an address other than as set forth above will not constitute a valid delivery. The method of delivery of this letter of transmittal, any Notes and all other required documents to the exchange agent, including delivery through The Depository Trust Company, or DTC, and any acceptance or Agent’s Message (as defined below) delivered through DTC’s Automated Tender Offer Program, or ATOP, is at the election and risk of holders. We do not intend to permit tenders of Notes by guaranteed delivery procedures.

This letter of transmittal is to be completed by a holder desiring to tender 5.50% Convertible Senior Notes due 2014 of Newell Rubbermaid Inc., or the Notes, pursuant to the exchange offer unless such holder is executing the tender through ATOP.

Holders that are tendering by book-entry transfer to the exchange agent’s account at DTC can execute the tender through ATOP. DTC participants that are accepting the exchange offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an Agent’s Message to the exchange agent for its acceptance. The term “Agent’s Message” means a message transmitted by DTC to, and received by, the exchange agent which states that DTC has received an express acknowledgement from the DTC participant tendering Notes that such DTC participant has received and agrees to be bound by the terms of the exchange offer as set forth in the offer to exchange and letter of transmittal and that the Company may enforce such agreement against such participant. Delivery of the Agent’s Message by DTC may be done in lieu of execution and delivery of a letter of transmittal by the participant identified in the Agent’s Message. The letter of transmittal need not be completed by a holder tendering through ATOP.

For a description of certain procedures to be followed in order to tender the Notes, see “The Exchange Offer — Procedures for Tendering Notes” in the offer to exchange and the instructions to this letter of transmittal.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

List below the Notes to which this letter of transmittal relates. If the space provided is inadequate, list the principal amounts on a separately executed schedule and affix the schedule to this letter of transmittal. Holders may tender Notes in integral multiples of $1,000 principal amount.

DESCRIPTION OF NOTES TENDERED (SEE INSTRUCTIONS 4 AND 5)
Name(s) and Address(es) of Registered
Holder(s) or Name of DTC Participant and
Participant’s DTC Account Number in
which Notes are Held (Please Fill in Exactly
as Name Appears on the Notes or the	Notes Tendered
Security Position Listing)	(Attach Additional List if Necessary)
		Total Principal	Principal
		Amount of Notes	Amount of
	Note Certificate	Represented by	Note(s)
	Number(s)*	Note Certificate(s)	Tendered**

Total Principal Amount of Note(s)

* Need not be completed by holders of the Notes tendering by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all Notes represented by any certificates delivered to the exchange agent are being tendered. See Instruction 4, 7 and 8 below.

The undersigned has completed, executed and delivered this letter of transmittal to indicate the action the undersigned desires to take with respect to the exchange offer (as defined below).

TENDER OF SECURITIES

☐	CHECK HERE IF CERTIFICATES REPRESENTING TENDERED NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

If tendered by a participant in DTC, the participant name(s) and address(es) should be printed exactly as such participant’s name appears on a security position listing as the owner of the Notes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To Global Bondholder Services Corporation, as exchange agent:

The undersigned hereby acknowledges receipt of the offer to exchange of Newell Rubbermaid Inc., a Delaware corporation, or the Company, dated August 17, 2010, and this letter of transmittal, which together constitute the Company’s offer to exchange, which we refer to as the exchange offer, subject to the terms and conditions set forth in the offer to exchange and the letter of transmittal, common stock, par value $1.00 of the Company, or Common Stock, and cash (plus accrued and unpaid interest from September 15, 2010 up to, but not including, the settlement date) for any and all outstanding 5.50% Convertible Senior Notes due 2014 of the Company, or the Notes.

The undersigned hereby tenders to the Company the above-described Notes for exchange pursuant to the exchange offer.

The undersigned understands that tenders of Notes pursuant to the procedures described in the offer to exchange under the heading “The Exchange Offer — Procedures for Tendering Notes” and the instructions to this letter of transmittal will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions described in the offer to exchange and this letter of transmittal. The undersigned represents and warrants that the undersigned has full power and authority to surrender and deliver to you the above-listed Notes, and to tender, sell and assign the Notes being tendered pursuant hereto, without restriction and that when such Notes are accepted for exchange, such Notes may be duly cancelled and will be free of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned shall, upon request, execute and deliver any additional documents necessary or desirable to complete the surrender of such Notes.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the undersigned’s true and lawful agent and attorney-in-fact, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the offer to exchange under the heading “The Exchange Offer — Withdrawal Rights,” to deliver to the Company the above-described Notes or transfer ownership of such Notes on the account books maintained at DTC (together, in each case, with all accompanying evidence of authority), against receipt by the exchange agent (as agent of the undersigned) of certificates representing that number of shares of Common Stock and cash that the undersigned is entitled to receive for such Notes pursuant to the exchange offer. All authority conferred or agreed to be conferred herein shall survive the death or incapacity of the undersigned and all obligations of the undersigned shall be binding upon the successors, heirs, executors, administrators, legal representatives and assigns of the undersigned.

Subject to, and effective upon, the acceptance of the Notes tendered hereby, by executing and delivering this letter of transmittal (or agreeing to the terms of this letter of transmittal pursuant to an Agent’s Message) the undersigned: (i) irrevocably sells, assigns, and transfers to or upon the order of the Company all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of the Note(s) tendered thereby; (ii) waives any and all rights with respect to the Notes tendered; and (iii) releases and discharges the Company from any and all claims such holder may have, now or in the future, arising out of or related to the Notes.

The undersigned recognizes that, under certain circumstances set forth in the offer to exchange, the Company may, in its sole and absolute discretion, terminate or amend the exchange offer or may postpone the acceptance for exchange of Notes tendered or may not be required to exchange any of the Notes tendered hereby other than in accordance with their terms.

The undersigned understands that a valid tender of the Notes is not made in acceptable form and risk of loss therefore does not pass until receipt by the exchange agent of this letter of transmittal (or an Agent’s Message in lieu thereof), duly completed, dated and signed, together with all accompanying evidences of authority and any other required documents and signature guarantees in form satisfactory to the Company (which may delegate power in whole or in part to the exchange agent). All questions as to validity, form and eligibility of any tender of the Notes hereunder (including time of receipt) and acceptance of tenders and withdrawals of the Notes will be determined by the Company in its sole judgment (which may delegate power in whole or in part to the exchange agent) and such determination shall be final and binding.

Unless otherwise indicated under the “Special Exchange Instructions,” please issue Common Stock and a check for the cash payment and for accrued interest and payments in lieu of fractional shares and any untendered Notes in the name(s) of the undersigned. Similarly, unless otherwise indicated under the “Special Delivery Instructions,” please mail the certificates representing the Common Stock and a check for the cash payment and for accrued interest and payments in lieu of fractional shares and any untendered Notes (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both the “Special Exchange Instructions” and the “Special Delivery Instructions” are completed, please issue certificates representing the Common Stock and a check for the cash payment and for accrued interest and payments in lieu of fractional shares and any untendered Notes in the name(s) of, and forward certificates representing the Common Stock to, the person(s) so indicated.

Your bank or broker can assist you in completing this form. The instructions included with this letter of transmittal must be followed. Questions and requests for assistance or for additional copies of the offer to exchange and this letter of transmittal may be directed to the information agent, whose address and telephone number appears on the final page of this letter of transmittal. See Instruction 9 below.

PLEASE COMPLETE AND SIGN BELOW
(This page is to be completed and signed by all tendering
holders except holders executing the tender through DTC’s ATOP)

By completing, executing and delivering this letter of transmittal, the undersigned hereby tenders the principal amount of the Notes listed in the box above labeled “Description of Notes Tendered” under the column heading “Principal Amount of Notes(s) Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Notes described in such box).

(Signature of Owner)

(Must be signed by registered holder exactly as name appears on the certificate(s) representing the Note(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith or, if the Notes are tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of such Notes. If signature is by an officer of a corporation, trustee, executor, administrator, guardian, attorney or other person acting in a fiduciary or representative capacity, please set forth full title. For general information see the Instructions. For information concerning signature guarantees see Instruction 3 below.)

Dated:

Name(s):
(Please Print)

Capacity (Full Title):
(See Instructions)

Address:
(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

PLEASE COMPLETE SUBSTITUTE IRS FORM W-9 ATTACHED TO
THIS LETTER OF TRANSMITTAL (OR IRS FORM W-8, AS APPLICABLE)

GUARANTEE OF SIGNATURES
(SEE INSTRUCTIONS)

Authorized Signature:

Name:

Title:

Name of Firm:

Address:

Area Code and Telephone Number:

Dated:

SPECIAL EXCHANGE INSTRUCTIONS

To be completed ONLY if certificates for Notes not tendered or accepted for exchange, certificates for Common Stock or the check for the cash payment and for accrued interest and for cash in lieu of fractional shares are to be issued in the name of someone other than the person whose signature appears above.

Issue:
(check as applicable)

☐ Certificate(s)

☐ Check(s)

To:

Name
(Please Print)

Address
(Include Zip Code)

(Tax Identification or Social Security No.)
(See Substitute Form W-9 Below)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for Notes not tendered or accepted for exchange, certificates for Common Stock or the check for the cash payment and for accrued interest and for cash in lieu of fractional shares, issued in the name of the person whose signature appears above, are to be sent to someone other than the person whose signature appears above or to the person whose signature appears above at an address other than that shown above.

Deliver:
(check as applicable)

☐ Certificate(s)

☐ Check(s)

To:

Name
(Please Print)

Address
(Include Zip Code)

(Tax Identification or Social Security No.)
(See Substitute Form W-9 Below)

INSTRUCTIONS
FORMING PART OF THE EXCHANGE OFFER

1. LETTER OF TRANSMITTAL.  This letter of transmittal is being provided to you to effect the exchange of Notes for Common Stock, cash and cash in lieu of fractional shares of Common Stock and acceptance of the exchange offer.

2. SIGNATURES.  (a) All signatures must correspond exactly with the way your name is written on the Note certificate(s) without alteration, variation or any change whatsoever.

(b) If this letter of transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Notes.

(c) If the Note(s) surrendered with this letter of transmittal is (are) owned of record by two or more joint owners, all such owners must sign this letter of transmittal.

(d) If your Note(s) are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Notes.

(e) If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the registered holder of the Note(s), such person must indicate their capacity when signing this letter of transmittal and must submit proper evidence of his or her authority to act.

3. SIGNATURE GUARANTEE.  Each signature on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Notes who has not completed either the box entitled “Special Exchange Instructions” or the box entitled “Special Delivery Instructions” in this letter of transmittal, or (ii) for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, each known as an eligible institution. In the event that a signature on a letter of transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by an eligible institution. If the holder of the Note(s) is a person other than the signer of this letter of transmittal, see Instruction 6 below.

4. DESCRIPTION OF NOTES TENDERED.  Please complete the form entitled “DESCRIPTION OF NOTES TENDERED” which sets forth the Notes which are to be delivered to the exchange agent with this letter of transmittal upon your acceptance of the exchange offer.

5. INADEQUATE SPACE.  If the space provided is inadequate, the numbers of the Note certificate(s) delivered for exchange should be listed on a separate signed schedule and attached hereto.

6. BOND POWERS AND ENDORSEMENTS.  If this letter of transmittal is signed by a person other than the registered holder of the Notes, the Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an eligible institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an eligible institution. The term “registered holder” as used herein with respect to the Notes means any person in whose name the Notes are registered on the books of the registrar.

7. PARTIAL TENDERS (NOT APPLICABLE TO HOLDERS OF THE NOTES WHO TENDER BY BOOK-ENTRY TRANSFER).  If less than the entire principal amount of Notes represented by any Note certificate delivered to the exchange agent is to be tendered, fill in the principal amount of Notes that is to be tendered in the box entitled “Principal Amount of Note(s) Tendered.” In such case, a new Note certificate for the remainder of the principal amount of Notes represented by the old Note certificate will be sent to the person(s) signing this letter of transmittal, unless otherwise provided in the “Special Exchange Instructions” or “Special Delivery Instructions” boxes on this letter of transmittal, promptly following the termination or withdrawal of the exchange offer. The entire principal amount of the Notes represented by Note certificates delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

8. SPECIAL EXCHANGE INSTRUCTIONS AND SPECIAL DELIVERY INSTRUCTIONS.  Unless instructions to the contrary are given in the Special Exchange Instructions or Special Delivery Instructions on this letter of transmittal, certificates for shares of Common Stock issued pursuant to this letter of transmittal, together with any untendered Note(s), and a check for the cash payment and for accrued interest and for cash in lieu of factional shares, will be issued to the registered owner and mailed to the address of the registered owner shown in the records of the Company.

9. ADDITIONAL COPIES.  Additional copies of this letter of transmittal may be obtained from, and all inquires with respect to the surrender of the Notes should be made directly to, Global Bondholder Services Corporation, as the information agent for the exchange offer, at its address and telephone numbers listed on the back of this letter of transmittal.

10. TRANSFER TAXES.  Except as set forth in this Instruction 10, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and exchange of Notes pursuant to the exchange offer. If payment is to be made to, or if Common Stock or untendered Notes are to be registered in the name of, any persons other than the registered owners, or if tendered Notes are registered in the name of any persons other than the undersigned, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

11. SUBSTITUTE FORM W-9; WITHHOLDING.  Each surrendering holder of the Notes is required, unless an exemption applies, to provide the exchange agent with such holder’s correct Taxpayer Identification Number, or TIN (generally the holder’s social security number or employer identification number), on the Substitute Form W-9 provided below and to certify under penalties of perjury that such TIN is correct. The TIN that must be provided is that of the registered holder of the Note(s) or of the last transferee appearing in the transfers attached to or endorsed on the Note certificate(s). Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder to backup withholding on cash payments made to such surrendering holder with respect to the Notes. A holder of the Note(s) must cross out item (2) in the Certification box of Substitute Form W-9 (Part II) if such holder has been notified by the Internal Revenue Service, or IRS, that such holder is currently subject to backup withholding. The box “Certificate Of Awaiting Taxpayer Identification Number” on the Substitute Form W-9 should be completed if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box “Certificate Of Awaiting Taxpayer Identification Number” is completed and the exchange agent is not provided with a TIN by the time of payment, the exchange agent will withhold 28% of all reportable cash payments made to such surrendering holder until a TIN is provided to the exchange agent. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required. See “Important Tax Information.”

12. DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES FOR NOTES OR BOOK-ENTRY CONFIRMATIONS.  The method of delivery of Notes, letters of transmittal and all other required documents is at the election and risk of the noteholder. If delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. Instead of delivery by mail, it is recommended that the noteholder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a holder who is a United States citizen or resident and whose Note(s) are accepted for exchange is required by law to provide the exchange agent with such holder’s correct TIN on Substitute Form W-9 (provided below) and to certify that the TIN provided is correct (or that such holder is awaiting a TIN). If such holder is an individual, the TIN is his or her social security number. If the exchange agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and payments made for Notes may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of criminal and/or civil penalties. Withholding is also required if the IRS notifies the recipient that it is subject to backup withholding as a result of a failure to report interest and dividends.

In order to avoid backup withholding of federal income tax resulting from a failure to provide a correct certification, a recipient who is a United States citizen or resident must provide the exchange agent with his or her correct TIN on the Substitute Form W-9 as set forth on this letter of transmittal. Such recipient must certify under penalties of perjury that such number is correct and that such recipient is not otherwise subject to backup withholding. The TIN that must be provided is that of the registered holder of the Note(s) or of the last transferee appearing on the transfers attached to or endorsed on the Note certificate(s).

Certain holders (including, among others, all corporations and certain foreign individuals and entities) may be exempted from these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status (Form W-8BEN or such other applicable Form W-8). Such statements can be obtained from the exchange agent. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the exchange agent is required to withhold 28% of any payments made to the recipient. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. The exchange agent cannot refund amounts withheld by reason of backup withholding.

PAYER’S NAME: Global Bondholder Services Corporation, as Exchange Agent

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification	PAYEE INFORMATION (please print or type) Name (as shown on your income tax return)
Individual or business name (if different from above)
	Check appropriate box:	☐ Individual/Sole Proprietor ☐ Partnership	☐ Corporation ☐ Other
☐ Limited Liability Company
Enter the tax classification: (D=disregarded entity, C=corporation, P=partnership) ☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.):
City, State and ZIP code:

Part I: Taxpayer Identification Number (“TIN”)
Enter your TIN to the right. For individuals, your TIN is your social security number. Sole proprietors may enter either their social security number or their employer identification number. For other entities, your TIN is your employer identification number.
Social security number: or Employer identification number:
☐ Awaiting TIN

Part II: Certification
Certification Instructions: You must cross out item 2 below if you have been notified by the Internal Revenue Service (the “IRS”) that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct TIN (or, as indicated in Part I, I am waiting for a TIN to be issued to me);
2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature		Date , 2010

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU MARKED “AWAITING TIN” IN THE SPACE PROVIDED FOR THE TIN IN PART 1 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld and retained until I provide a taxpayer identification number to the payor and that, if I do not provide my taxpayer identification number within sixty (60) days, such retained amounts will be remitted to the IRS as backup withholding.

Signature	Date

Name (Please Print)

The information agent for the exchange offer is:

Global Bondholder Services Corporation
65 Broadway – Suite 404
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free: (866) 937-2200